Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-55663) pertaining to the Stanley Black & Decker Retirement Account Plan of our report dated June 26, 2012, with respect to the financial statements and schedules of the Stanley Black & Decker Retirement Account Plan, formerly the Stanley Account Value Plan, included in this Annual Report (Form 11-K) for the years ended December 31, 2011 and 2010.

/s/ Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut June 26, 2012